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                                                                   EXHIBIT 99.11



INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Corporate High Yield Fund, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-47971 of our report dated April 23, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
April 23, 1998